EXHIBIT 10.3.6

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.
CHANGE ORDER FORM

PROJECT NAME: Driftwood LNG Phase 1 OWNER: Driftwood LNG LLC CONTRACTOR: Bechtel Oil, Gas and Chemicals, Inc. DATE OF AGREEMENT: 10 November 2017	CHANGE ORDER NUMBER: CO-006 DATE OF CHANGE ORDER: October 20, 2020

The Agreement between the Parties listed above is changed as follows:

Per Section 6.1.B of the Phase 1 EPC Agreement, Parties agree to modify the Scope of Work and Agreement as detailed below:

I. LAYDOWN SCOPE ALIGNMENT
A.    Scope Adjustments
The Parties agree the Scope of Work will be adjusted as outlined in Exhibit D Phase 1 Scope Trend S1-0027 (Laydown Scope Alignment).
B.    EPC Agreements Terms Modifications
The Parties agree that Attachment 25 of the Phase 1 EPC Agreement is replaced in its entirety by Exhibit E.

The Parties agree that Section 2 of Attachment 21 of the Phase 1 EPC Agreement is modified (red text are additions and strikethrough text are deletions) as follows:

	Description of Equipment/Components/Personnel Supplied	Date Supplied or to be Supplied
2.15
a) Provide expansion of (i) Burton Shipyard Road including all associated utilities, easements, etc. so as to provide access to the Site according to the indicative standard in Exhibit 21-1. Owner is responsible for the construction of the Burton Shipyard Road from Highway 27 to approximately 3040 feet east of Global Drive intersection and (ii) Highway 27 including all associated utilities, easements, etc. so as to provide access to the Site according to the indicative standard in Exhibit 21-2.

180 Days after NTP or upon completion of Burton Shipyard Road, whichever is earlier, is considered as the “Road Improvement Period”. During the Road Improvement Period, Owner will ensure that two (2) lanes of traffic remain open for Contractors use of the portion of Burton Shipyard Road from Highway 27 to approximately 3040 feet east of Global Drive intersection to provide access to the Site according to the indicative standard in Exhibit 21-1.
Item a): 180 days after NTP; b): NTP c): NTP d): NTP
b) Convert Global Drive to private road from approximately twenty (20) feet south of the cemetery entrance to the Liquefaction Facility

c) Convert Burton Shipyard Road to private road from, as a minimum, the location of the permanent plant gate house to east end at Calcasieu River bank. Parties will use reasonable efforts to implement this conversion as close as possible to intersection of Global Drive and Burton Shipyard Road.

	Description of Equipment/Components/Personnel Supplied	Date Supplied or to be Supplied
[***]
2.27
Those portions of the Driftwood pipeline, [***] pipeline, and the re-routed section of the [***] pipeline, that are within the Site boundary for Phase1 shall be installed at a depth sufficient to accommodate heavy traffic above ground at all locations and loads shall include anticipated construction works (e.g.; concrete trucks, heavy haul, heavy delivery, crane movements, aggregate stockpiles, etc.). Such loads will be provided by Bechtel prior to pipeline installation. Owner will require of each third party pipeline that when reestablishing grade post-pipeline installation, that the ground bearing pressure below the top-soil layer should not be less than 2000 psf with appropriate provisions like flowable fill or similar materials or techniques at points where the new pipelines are coming to the surface and are located within the Site boundary. Contractor will be entitled to cost and schedule relief in the event that the newly installed pipelines above do not meet the above criteria and have a demonstrable impact to the Project cost or schedule.
NTP for re-routed section on the [***] pipeline and NTP + [***] months for the Driftwood, and [***] pipelines
2.28
For those portions of the Driftwood pipeline, [***] pipeline, and the re-routed section of the [***] pipeline, that are within the Site boundary for Phase 1, Owner will assist Contractor with obtaining any required permissions from the associated pipeline owner for buried pipeline crossing during performance of the Work. Contractor will be entitled to cost and schedule relief in the event that any required permission to cross the newly installed pipelines is not given and has a demonstrable impact to the Project cost or schedule.
Ongoing requirement
2.29
Calculations, design information or other regulatory requirements associated with crossing the portions of the Driftwood pipeline, [***] pipeline, and the re-routed section of the [***] pipeline, that are within the Site boundary for Phase 1, shall be provided by Owner, with Bechtel providing data associated with construction loads.
Ongoing requirement

C.    Commercial Impacts
The Parties agree that the Contract Price will be decreased by $15,641,726 (excludes Louisiana Sales and Use Taxes) as full compensation for all changes listed in Section I.A and I.B of this Change Order. Louisiana Sales and Use Taxes are included in Section X of this Change Order.
II. PDS LAYOUT CHANGE AND DELETION OF ADMIN BUILDING
A.    Scope Adjustments
The Parties agree the Scope of Work will be adjusted as outlined in Exhibit F Phase 1 Scope Trend S1-0130 (PDS Layout Change and Deletion of Admin Building).
B.    EPC Agreements Terms Modifications
The Parties agree that Attachment 25 of the Phase 1 EPC Agreement is replaced in its entirety by Exhibit E.

The Parties agree that Section 22 of Table 1-1-1 of Attachment 1 of the Phase 1 EPC Agreement is modified (red text are additions and strikethrough text are deletions) as follows to the extent that it applies to Phase 1 Scope Trend S1-0130 (PDS Layout Change and Deletion of Admin Building).

#	Scope Description	Project 1	Project 2	Project 3	Project 4	Project 5	Remarks
22	Admin Building	~~Y~~					To be located off Site and responsibility by Owner

C.    Commercial Impacts
The Parties agree that the Contract Price will be decreased by $5,284,582 (excludes Louisiana Sales and Use Taxes) as full compensation for all changes listed in Section II.A and II.B of this Change Order. Louisiana Sales and Use Taxes are included in Section X of this Change Order.
III. MUNICIPAL WATER DELIVERY PRESSURE
A.    Scope Adjustments
The Parties agree the Scope of Work will be adjusted as outlined in Exhibit G Phase 1 Scope Trend S1-0145 (Municipal Water Delivery Pressure). Contractor confirms sufficient power is available in the system design to add the municipal water pumps and there is adequate space in the control building’s electrical room/electrical gear to add the necessary equipment to power the municipal water pumps. Therefore, Trend S1-0145’s assumption around availability of power and equipment room is resolved.
B.    EPC Agreements Terms Modifications
The Parties agree that Section 5.15.2 of Attachment 1 Schedule 1-1 of the Phase 1 EPC Agreement and Section I of Driftwood LNG Phase 1 Change Order CO-002 is modified (red text are additions and strikethrough text are deletions) as follows. Further scope details of this change are enclosed as Exhibit G Phase 1 Scope Trend S1-0145 (Municipal Water Delivery Pressure).
"Owner shall provide a pipeline for Contractor’s use to connect to the municipal water supply in accordance with Exhibit C of Driftwood LNG Phase 1 Change Order number CO-002. ~~Exhibit C of Driftwood LNG Phase 1 Change Order number CO-002 supersedes water tie-in information in Attachment 25, Exhibit 25-1.~~ Tie-in descriptions to municipal water supply are described in Exhibit G of Driftwood LNG Phase 1 Change Order number CO-006 and are listed below:
1.Connection number 1: Owner shall be responsible for installation of a 6” header 150# tie-in north of building parking lot area for municipal water, as depicted on Exhibit C of Driftwood LNG Phase 1 Change Order number CO-002, required for potable uses for the Liquefaction Facility and pay for same. This tie-in will have the capacity to supply 100 gpm at a minimum pressure of ~~50~~ 40 psig. A meter will be installed adjacent to the public portion of Burton Shipyard Road.
2.Connection number 2: Owner shall be responsible for installation of a 12” header 150# tie-in for well water required for fire/Demin/utility water use, as depicted on Exhibit C of Driftwood LNG Phase 1 Change Order number CO-002, for the Liquefaction Facility and pay for same. This tie-in will have the capacity to supply 1375 gpm at a minimum pressure of 50 psig.
3.Connection number 3: Owner shall be responsible for installation 2” header 150# potable water connection (from 6” header referenced in connection number 1) for Main Guard House. The tie in point will be just south of Main Guard House as depicted on Exhibit C of Driftwood LNG Phase 1 Change Order number CO-002. This tie-in will have the capacity to supply at a minimum pressure of ~~50~~ 40 psig
4.Connection number 4: Contractor shall be responsible for installation of a tie-in and meter for municipal water required for construction water and pay for same. Contractor will use the existing 6” header along Burton Shipyard Road and this tie-in will have the capacity to supply a minimum 250 gpm at a minimum pressure of ~~50~~ 40 psig. Contractor shall use this connection to provide and distribute water for construction activities on the Site through all Phases of construction. Owner will not demolish or remove this 6” line prior to completion of all Phases of construction.
5.Connection number 5: Contractor shall be responsible for installation of a tie-in and meter for municipal water required for construction water and pay for same. Contractor will use the existing 10” header along Global Drive and this tie-in will have the capacity to supply a minimum of 250 gpm at a minimum pressure of ~~50~~ 40 psig. Contractor shall use this connection to provide and distribute water for construction activities on the Site through all Phases of construction. Owner will not demolish or remove this 10” line prior to completion of all Phases of construction.
6.Owner will supply and install water wells off-site to meet water requirements as described above. Owner will provide water (quantity, quality, and delivery conditions) as specified in Exhibit C of Driftwood LNG Phase 1 Change Order number CO-002. Contractor shall be entitled to a Change Order should field verification warrant modifications to the existing design in order to meet the required flowrates and quality for the firewater and utility/process water systems. Owner will allow Contractor to use excess well water, assuming wells are first used to supply all appropriate Liquefaction Facility operation uses, for construction purposes for all Projects.”
C.    Commercial Impacts
The Parties agree that the Contract Price will be increased by $697,181 (excludes Louisiana Sales and Use Taxes) as full compensation for all changes listed in Section III.A and III.B of this Change Order. Louisiana Sales and Use Taxes are included in Section X of this Change Order.
IV. PERMANENT BUILDING OPTIONS
A.    Scope Adjustments
The Parties agree the Scope of Work will be adjusted as outlined in Exhibit H Phase 1 Scope Trend S1-0142 (Permanent Building Options).
B.    EPC Agreements Terms Modifications
The Parties agree that Sections 30 and 32 of Table 1-1-1 of Attachment 1 and of the Phase 1 EPC Agreement is modified (red text are additions and strikethrough text are deletions) as follows to the extent that it applies to Phase 1 Scope Trend S1-0142 (Permanent Building Options).

#	Scope Description	Project 1	Project 2	Project 3	Project 4	Project 5	Remarks
30	Lubricant Storage ~~Shed~~	Y					Not a stand-alone structure. To be combined in Chemicals Storage
32	Gas Cylinders Storage ~~Shed~~	Y					Not a stand-alone structure. To be combined in Chemicals Storage
C.    Commercial Impacts
The Parties agree that the Contract Price will be decreased by $127,089 (excludes Louisiana Sales and Use Taxes) as full compensation for all changes listed in Section IV.A and IV.B of this Change Order. Louisiana Sales and Use Taxes are included in Section X of this Change Order.
V. LOADING ARM CONSTANT POSITIONING MONITORING SYSTEM (CPMS)
A.    Scope Adjustments
The Parties agree the Scope of Work will be adjusted as outlined in Exhibit I Phase 1 Scope Trend S1-0132 (Loading Arm Constant Position Monitoring System).
B.    EPC Agreements Terms Modifications
None.
C.    Commercial Impacts
The Parties agree that the Contract Price will be increased by $16,753 and EUR 33,000 (excludes Louisiana Sales and Use Taxes) as full compensation for all changes listed in Section V.A and V.B of this Change Order. Louisiana Sales and Use Taxes are included in Section X of this Change Order.
VI. ADDITION OF FM200 FIRE SUPPRESSION SYSTEM TO SUBSTATION BUILDINGS
A.    Scope Adjustments
The Parties agree the Scope of Work will be adjusted as outlined in Exhibit J Phase 1 Scope Trend S1-0107 (Addition of FM200 Fire Suppression System to Substation Buildings).
B.    EPC Agreements Terms Modifications
None.
C.    Commercial Impacts
The Parties agree that the Contract Price will be increased by $764,447 (excludes Louisiana Sales and Use Taxes) as full compensation for all changes listed in Section VI.A and VI.B of this Change Order. Louisiana Sales and Use Taxes are included in Section X of this Change Order.

VII. CARD ACCESS TO SUBSTATION BUILDINGS
A.Scope Adjustments
The Parties agree the Scope of Work will be adjusted as outlined in Exhibit K Phase 1 Scope Trend S1-0176 (Card Access to Substation Buildings).
B.EPC Agreements Terms Modifications
None.
C.Commercial Impacts
The Parties agree that the Contract Price will be increased by $390,566 (excludes Louisiana Sales and Use Taxes) as full compensation for all changes listed in Section VII.A and VII.B of this Change Order. Louisiana Sales and Use Taxes are included in Section X of this Change Order.
VIII.CAPITAL SPARES RECONCILIATION
A.    Scope Adjustments
The Parties agree the Scope of Work will be adjusted as outlined in Exhibit L Phase 1 Scope Trend S1-0111 (Capital Spares Reconciliation). Parties have agreed to the Capital Spare Parts List for Phase 1 in Exhibit L Phase 1 Scope Trend S1-0111 (Capital Spares Reconciliation).
B.    EPC Agreements Terms Modifications
The Parties agree that the below excerpt of Section 2.6 (Capital Spare Part Provisional Sum) of Attachment 31 of the Phase 1 EPC Agreement is modified (red text are additions and strikethrough text are deletions) as follows:
“The Aggregate Provisional Sum contains a Provisional Sum of ~~[***] U.S. Dollars (U.S. $[***])~~ [***] U.S. Dollars ($[***]) for home office services, supply and delivery of Capital Spare Parts (“Capital Spare Part Provisional Sum”).”
C.    Commercial Impacts
The Parties agree that the Contract Price will be decreased by $12,592,277 and increased by EUR 6,452,900 in recognition of the changes listed in Section VIII.A and VIII.B of this Change Order.
The Parties agree that the Aggregate Provisional Sum will be decreased by $15,000,000 in recognition of the changes listed in Section VI.B of this Change Order and as outlined in Exhibit L Scope Trend S1-0111 (Capital Spares Reconciliation).
IX. CAPITAL SPARES STORAGE AND PRESERVATION
A.Scope Adjustments
The Parties agree the Scope of Work will be adjusted as outlined in Exhibit M Phase 1 Scope Trend S1-0157 (Capital Spares Storage and Preservation).
B.EPC Agreements Terms Modifications
The Parties agree that Section 3.4.B of the Phase 1 EPC Agreement is modified (red text are additions and strikethrough text are deletions) as follows:

“B. Capital Spares. With respect to each of Project 1 and Project 2, ~~not later than three hundred sixty days (360) Days prior to the Guaranteed Substantial Completion Date for the relevant Project,~~ Contractor shall deliver to Owner ~~a detailed list of all~~ manufacturer and Contractor-recommended capital spare parts in accordance with Exhibit L of Driftwood LNG Phase 1 Change Order number CO-006 ~~for operating and maintaining all Equipment (including components and systems of such Equipment) for two (2) years following Substantial Completion of the relevant Project~~ (“Capital Spare Parts”). ~~Within thirty (30) Days from Contractor’s submission of such list, Owner shall specify in writing which items on the list it wishes Contractor to purchase and whether such items are requested to be delivered to the Site prior to Substantial Completion or Final Completion. Within a further thirty (30) Days, Contractor shall confirm the extent to which it is able to comply with Owner’s request and shall submit to Owner the final list of Capital Spare Parts to be purchased.~~ The list of Capital Spare Parts to be procured by Contractor and delivered to Owner (“Capital Spare Parts List”) shall be in accordance with Exhibit L of Driftwood LNG Phase 1 Change Order number CO-006. ~~shall be mutually agreed upon via a Change Order.~~ Notwithstanding anything to the contrary in this Agreement, delivery of all Capital Spare Parts is not a condition precedent to Substantial Completion of each Project, and Contractor shall not be deemed in default if such Capital Spare Parts are not delivered to the Site prior to

Substantial Completion. Prior to and as a condition to achieving Final Completion, Contractor shall deliver to the Site all Capital Spare Parts required to be delivered to the Site prior to Final Completion as set forth in the Capital Spare Parts List. ~~The Capital Spare Parts List shall include all information specified in Attachment 23~~. A Provisional Sum for the cost of Capital Spare Parts is included in the Contract Price as set forth in Attachment 31.”
C.Commercial Impacts
The Parties agree that the Contract Price will be increased by $830,703 as full compensation for all changes listed in Section IX.A and IX.B of this Change Order.
X. TAXES
A.Scope Adjustments
None.
B.EPC Agreements Terms Modifications
Due to changes in Section I through Section IX of this Change Order, the Parties agree that the below excerpt of Section 2.7 (Louisiana Sales and Use Taxes Provisional Sum) of Attachment 31 of the Phase 1 EPC Agreement is modified (red text are additions and strikethrough text are deletions) as follows:
“The Aggregate Provisional Sum contains a Provisional Sum of ~~[***] U.S. Dollars (U.S. $[***])~~ [***] U.S. Dollars ($[***]) for Louisiana Sales and Use Taxes arising in connection with the Work (“Louisiana Sales and Use Taxes Provisional Sum”).”
C.Commercial Impacts
The Parties agree that the Contract Price will be decreased by $304,748 in recognition of the changes listed in Section X.B of this Change Order.
The Parties agree that the Aggregate Provisional Sum will be decreased by $304,748 in recognition of the changes listed in Section X.B of this Change Order.
XI. DREDGE INCENTIVE
A.EPC Agreements Terms Modifications
The Parties agree that Attachment 31 (Provisional Sums), Section 2.2 (Marine Dredging Provisional Sum) of the Driftwood LNG Phase 1 EPC Agreement is modified (red text are additions and strikethrough text are deletions) as follows:
“The Aggregate Provisional Sum contains a Provisional Sum of [***] U.S. Dollars (U.S. [***]) for performance of the marine dredging, the transportation of the dredge material, and the placement of the dredge material in an offsite location (“Marine Dredging Provisional Sum”). This work is defined in the FEED documentation. The Marine Dredging Provisional Sum is based on an estimated 3,054,400 cubic yards of material to be dredged, transported, and placed. Dredging is to take place in the LNG berth area, materials offloading facility (MOF) area and pioneer dock areas. The Marine Dredging Provisional Sum includes materials from the dredge program that will either be placed in the beneficial use areas as provided by Owner (material from LNG berths) or placed on-shore for disposal by Contractor (MOF and pioneer dock areas). The Marine Dredging Provisional Sum includes contouring the berth slopes and all offshore work to excavate/contour the marine berths, and maintenance dredging on the operating marine basin to its design depth prior to handover of the marine facility if necessary. The Marine Dredge Provisional Sum also includes additional direct and indirect costs associated with the implementation, oversight, and tracking of the work contained within this provisional sum.
If the actual cost incurred by Contractor for the performance of the marine dredging, the transportation of the dredge material, and the placement of the dredge material Work under this Agreement is less than the Marine Dredging Provisional Sum, Owner shall be entitled to a Change Order reducing the Contract Price by such difference and [***%] of such difference. If the actual cost incurred by Contractor for the performance of the marine dredging, the transportation of the dredge material, and the placement of the dredge material Work under this Agreement is greater than the Marine Dredging Provisional Sum, Contractor shall be entitled to a Change Order increasing the Contract Price by such difference and [***%] of such difference.
The Marine Dredging Provisional Sum, as of the Contract Date, is based on the Work description set forth in the FEED documents and quantities referenced above. In the event that the performance of the Work exceeds such quantities or otherwise varies from the assumptions specified in this Section 2.2 and such variances adversely affect Contractor’s ability to perform the Work in accordance with the Project Schedule, Contractor shall be entitled to an extension to the applicable Target Substantial Completion Dates and Guaranteed Substantial Completion Dates in accordance with Section 6.9 of this Agreement. Notwithstanding the foregoing, Owner may, at any time, instruct Contractor to undertake commercially and technically reasonable efforts to overcome such delay (through additional labor and Equipment crews, shifts, etc.).
In order to incentivize Contractor to maximize its dry excavation program, Owner will share with Contractor cost savings (as more specifically described below) associated with dredging, transporting, and placing materials in the Beneficial Use of Dredged Material (BUDM) locations for all actual dredge quantities less than the following estimates:

EPC Project Phase	Base Estimated Dredge Quantity (Cubic Yards)
Phase 1	2,875,000
Phase 2	1,495,000
Phase 3	2,185,000
Total	6,555,000

The above Base Estimated Dredge Quantities are a subset of the total dredge program as they exclude the dredge quantities at the Marine Offloading Facility (MOF) and pioneer dock locations. Prior to any dry excavation, the Base Estimated Dredge Quantity for calculation of the incentive shall be updated based on the initial survey completed by the marine dredge contractor minus the original dry-ex quantity. Actual Dredge Quantities will be determined by a marine survey completed by the marine dredge contractor before and after executing the dredge scope for each of the respective phases of the dredge program and used as a basis for payment to the marine dredge contractor. The payment of the incentive shall be based on Actual Dredge Quantity underruns relative to the updated Base Estimated Dredge Quantity, if any, for each Project Phase.
Specifically, in full recognition of the cost savings incentive, for each cubic yard of Actual Dredge Quantity less than the updated Base Estimated Dredge Quantity, Owner shall pay Contractor a Dredge Cost Reduction Incentive equal to U.S. $[***] per Cubic Yard multiplied by the updated Estimated Dredge Quantity minus the Actual Dredge Quantity. The value of the Dredge Cost Reduction Incentive shall be determined at the completion of the overall dredge program and added to the Driftwood Phase 1 EPC Agreement Contract Price by Change Order. This Dredge Costs Reduction Incentive adjustment of the Driftwood Phase 1 EPC Agreement Contract Price is separate from the Marine Dredging Provisional Sum adjustment as described above. In the event Owner does not release all phases of dredge program Work for each of the respective Projects, Owner shall pay Contractor a Dredge Cost Reduction Incentive equal to U.S. $13.925 per Cubic Yard multiplied by the updated Estimated Dredge Quantity minus the Actual Dredge Quantity of each of the respective dredge phases that are released.”
XII. ONSITE MATERIAL DISPOSAL
A.EPC Agreement Terms Modifications
The Parties agree that Section 5.2 of Attachment 1 Schedule 1-1 of the Phase 1 EPC Agreement is modified (red text are additions and strikethrough text are deletions) as follows:
“Sitework activities will suppress, but will not eliminate, all dust with water trucks. Contractor shall permanently place excess excavation spoils on Site in the Topsoil Placement Area, as shown in Attachment 25 as modified in Change Order number CO-006 to the Driftwood LNG Phase 1 EPC Agreement, and the lake on the Lawton land. All excess excavation spoils that require offsite disposal will be transported by Contractor to licensed offsite disposal facilities as required. Contractor will notify Owner of proposed offsite licensed disposal facilities at least 14 days prior to transportation of the spoils to the disposal facility. Owner shall be responsible for providing any required notifications to regulatory authorities. Contractor assumes all excavation spoils will be composed of clean fill, in situ soils, or broken-up residual concrete.”
The Parties agree that Section 5.18 of Attachment 1 Schedule 1-1 of the Phase 1 EPC Agreement is modified (red text are additions and strikethrough text are deletions) as follows.
“Where grass is indicated on the design drawings, the grass will be an indigenous variety that will grow under the local conditions at Site. Where exclusion zones or ponds are specified, these areas will be left “as-is” and not improved. The lake on the Lawton land and the Topsoil Placement Area, as shown in Attachment 25 as modified in Change Order number CO-006 to the Driftwood LNG Phase 1 EPC Agreement, will be filled with uncontaminated soils, and dredge materials/spoils, etc. as required during construction. All clearing material, grubbing material, stripping material, organics, etc. shall be mulched on Site to a suitable consistency before being used for such purposes. Otherwise no final grade or condition of either the lake or the Topsoil Placement Area is specified. No landscaping is included for the Site apart from the requirement that areas of raw earth are to be suitably revegetated as required. Security fencing will be used to secure access to the facility. Contractor’s Drawings and Specifications for placement of spoils in the Topsoil Placement Area shall be submitted for Owner approval in accordance with the Agreement. Any Defects with respect to Contractor’s Work with respect to the Topsoil Placement Area will be addressed in accordance with Article 12 of the Agreement. Contractor is responsible for coordination with and the crossing of the [***] to place material in the Topsoil Placement Area.”
XIII.EPC Agreement Term Limit
A.Scope Adjustments
None
B.EPC Agreement Terms Modifications
The Parties agree that the below excerpt of Section 16.7 of the Phase 1 EPC Agreement is modified (red text are additions and strikethrough text are deletions) as follows:
“Termination in the Event of Delayed Notice to Proceed. In the event Owner fails to issue the NTP in accordance with Section 5.2B by March 30, 2022~~2021~~ (as may be extended by mutual agreement by the Parties), then either Party shall have the right to terminate this Agreement by providing written notice of termination to the other Party, to be effective upon receipt by the other Party. In the event of such termination, Contractor shall have the rights (and Owner shall make the payments) provided for in Section 16.2, except that, in respect of loss of profit, Contractor shall only be entitled to a lump sum equal to U.S.$5,000,000.”
C.Commercial Impacts
None
XIV.CONTRACT PRICE ADJUSTMENTS
The Parties agree that Section 7.1 (Contract Price) of the Phase 1 EPC Agreement is modified (red text are additions and strikethrough text are deletions) as follows:
“As compensation in full to Contractor for the full and complete performance of the Work and all of Contractor’s other obligations under this Agreement, Owner shall pay and Contractor shall accept ~~Seven Billion Four Hundred Million Two Hundred and Fifty Four Thousand Nine Hundred and Seventy Two U.S. Dollars ($7,400,254,972)~~ Seven Billion Three Hundred Sixty Nine Million Four Thousand One Hundred and Ninety Nine U.S. Dollars ($7,369,004,199) and ~~Three Hundred and Seventy Five Million Three Hundred and Forty Four Thousand One Hundred and Nineteen Euros (€375,344,119)~~ Three Hundred Eighty One Million Eight Hundred Thirty Thousand and Nineteen Euros (€381,830,019) (collectively the “Contract Price”).”
The Parties agree that Section 7.1.A (Aggregate Provisional Sum) of the Phase 1 EPC Agreement is modified (red text are additions and strikethrough text are deletions) as follows and listed in Exhibit B of the Driftwood LNG Phase 1 Change Order number CO-006:
“A. Aggregate Provisional Sum. The Contract Price includes an aggregate amount of ~~Five Hundred and Two Million, Eight Hundred and Fifty-Seven Thousand Seven Hundred and Four U.S. Dollars ($502,857,704)~~ Four Hundred Eighty Seven Million Five Hundred Fifty Two Thousand Nine Hundred and Fifty Six U.S. Dollars ($487,552,956) (the “Aggregate Provisional Sum”) for the Provisional Sums. The scope and values of each Provisional Sum comprising the Aggregate Provisional Sum amount are included in Attachment 31.”
The Parties agree that Attachment 3 (Payment Schedule), Schedule 3-1 (Milestone Payment Schedule USD) of the Phase 1 EPC Agreement is modified by addition of the payment milestones listed in Exhibit A of this Driftwood LNG Phase 1 Change Order number CO-006.

Adjustment to Contract Price
The original Contract Price was	USD 7,240,314,232	EUR 375,344,119
Net change by previously authorized Change Orders (# CO-002)	USD 159,940,740	EUR 0
The Contract Price prior to this Change Order was	USD 7,400,254,972	EUR 375,344,119
The Contract Price will be ~~increased (decreased)~~ unchanged
by this Change Order in the amount of	USD (31,250,773)	EUR 6,485,900
The new Contract Price including this Change Order will be	USD 7,369,004,199	EUR 381,830,019

The Aggregate Provisional Sum prior to this Change Order was	USD 502,857,704	EUR 0
The Aggregate Provisional Sum will be ~~increased (decreased)~~ unchanged
by this Change Order in the amount of	USD (15,394,748)	EUR 0
The new Aggregate Provisional Sum
including this Change Order will be	USD 487,552,956	EUR 0

Adjustments to dates in Project Schedule:
The following dates are modified: N/A
Adjustment to other Changed Criteria: N/A
Adjustment to Payment Schedule: Yes. See Exhibit A
Adjustment to Provisional Sums: Yes. See Exhibit B
Adjustment to Minimum Acceptance Criteria: N/A
Adjustment to Performance Guarantees: N/A
Adjustment to Design Basis: N/A
Other adjustments to liability or obligation of Contractor or Owner under the Agreement: N/A

Select either A or B:
[A] This Change Order shall constitute a full and final settlement and accord and satisfaction of all effects of the change reflected in this Change Order upon the Changed Criteria and shall be deemed to compensate Contractor fully for such change. Initials: [***] Contractor [***] Owner

~~[B] This Change Order shall not constitute a full and final settlement and accord and satisfaction of all effects of the change reflected in this Change Order upon the Changed Criteria and shall not be deemed to compensate Contractor fully for such change. Initials: ____ Contractor ____ Owner~~

Upon execution of this Change Order by Owner and Contractor, the above-referenced change shall become a valid and binding part of the original Agreement without exception or qualification, unless noted in this Change Order. Except as modified by this and any previously issued Change Orders, all other terms and conditions of the Agreement shall remain in full force and effect. This Change Order is executed by each of the Parties’ duly authorized representatives.

/s/ [***]	/s/ [***]
Owner	Contractor
[***]	[***]
Name	Name
[***]	[***]
Title	Title
October 20, 2020	October 19, 2020
Date of Signing	Date of Signing